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                                                            EXHIBIT (A)(1)(VIII)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e.,00-0000000. The table below will help determine the number to give the payer.

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------------------------------------------------------------     ------------------------------------------------------------
                                                                                                    Give the
                                   Give the                                                         EMPLOYER
                                   SOCIAL SECURITY                                                  IDENTIFICATION
For this type of account:          number of --                  For this type of account:          number of --
------------------------------------------------------------     ------------------------------------------------------------
1.  An individual's           The individual                     7.  Sole proprietorship       The owner (4)
    account                                                          account

2.  Two or more               The actual owner of                8.  A valid trust, estate,    The legal entity (5)
    individuals (joint        the account or, if                     or pension trust
    account)                  combined funds, any
                              one of the individuals (1)         9.  Corporate account         The corporation

3.  Custodian account of      The minor (2)                      10. Religious, charitable,    The organization
    a minor (Uniform                                                 or educational
    Gift to Minors Act)                                              organization account

4.  Adult and minor           The adult or, if the               11. Partnership account       The partnership
    (joint account)           minor is the only                      held in the name of
                              contributor, the minor (1)             the business

5.  Account in the name       The ward, minor, or                12. Association, club, or     The organization
    of guardian or            incompetent person (3)                 other tax-exempt
    committee for a                                                  organization
    designated ward,
    minor, or incompetent                                        13. A broker or registered    The broker or nominee
    person                                                           nominee

6.  (a) The usual             The grantor-trustee (1)            14. Account with the          The public entity
    revocable savings                                                Department of
    trust account                                                    Agriculture in the
    (grantor is also                                                 name of a public entity
    trustee)                                                         (such as a state or
                                                                     local government,
    (b) So-called trust       The actual owner                       school district, or
    account that is not                                              prison) that receives
    a legal or valid                                                 agricultural program
    trust under State                                                payments
    law

------------------------------------------------------------     ------------------------------------------------------------

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(1)     List first and circle the name of the person whose number you furnish.
(2)     Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. Your may use either your SSN or EIN (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE: If no name is circled where there is more than one name, the number will be considered to be that of the first name listed.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    (PAGE 2)

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
OBTAINING A NUMBER                                                               issued by individuals. Note: You may be
                                                                                 subject to backup withholding if this
If you don't have a taxpayer identification number or                            interest is $600 or more and is paid in
you don't know your number, obtain Form SS-5,                                    the course of the payer's trade or
Application for a Social Security Number Card, or Form                           business and you have not provided your
SS-4, Application for Employer Identification Number, at                         correct taxpayer identification number
the local office of the Social Security Administration                           to the payer.
or the Internal Revenue Service and apply for a number.
                                                                         o       Payments of tax-exempt interest
PAYEES EXEMPT FROM BACKUP WITHHOLDING                                            (including exempt-interest dividends
                                                                                 under Section 852).
Payees specifically exempted from backup withholding on
ALL payments include the following:                                      o       Payments described in Section 6049(b)(5)
                                                                                 to non-resident aliens.
        o       A corporation.
                                                                         o       Payments on tax-free covenant bonds
        o       A financial institution.                                         under Section 1451.

        o       An organization exempt from tax under                    o       Payments made by certain foreign
                Section 501(a), or an individual                                 organizations.
                retirement plan or a custodial account
                under Section 403(b)(7).                                 o       Payments made to a nominee.

        o       The United States or any agency or               Exempt payees described above should File Form W-9 to
                instrumentality thereof.                         avoid possible erroneous backup withholding. FILE THIS
                                                                 FORM WITH THE PAYER, FURNISH YOUR TAXPAYER
        o       A State, the District of Columbia, a             IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE
                possession of the United States, or any          FORM, AND RETURN IT TO THE PAYER IF THE PAYMENTS ARE
                subdivision or instrumentality thereof.          INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN
                                                                 AND DATE THE FORM.
        o       A foreign government, a political
                subdivision of a foreign government, or          Certain payments other than interest, dividends and
                any agency or instrumentality thereof.           patronage dividends, that are not subject to information
                                                                 reporting are also not subject to backup withholding.
        o       An international organization or any             For details, see the regulations under Sections 6041,
                agency, or instrumentality thereof.              6041A(a), 6045 and 6050A.

        o       A registered dealer in securities or             PRIVACY ACT NOTICE - Section 6019 requires most
                commodities registered in the U.S. or a          recipients of dividend, interest or other payments to
                possession of the U.S.                           give taxpayer identification numbers to payers who must
                                                                 report the payments to IRS. IRS uses the numbers for
        o       A real estate investment trust.                  identification purposes. Payers must be given the
                                                                 numbers whether or not recipients are required to file
        o       A common trust fund operated by a bank           tax returns. Payers must generally withhold 31% of
                under Section 584(a).                            taxable interest, dividend and certain other payments to
                                                                 a payee who does not furnish a taxpayer identification
        o       An exempt charitable remainder trust, or         number to a payer. Certain penalties may also apply.
                a non-exempt trust described in Section
                4947(a)(1).                                      PENALTIES

        o       An entity registered at all times under          (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER
                the Investment Company Act of 1940.              IDENTIFICATION NUMBER. - If you fail to furnish your
                                                                 taxpayer identification number to a payer, you are
        o       A foreign central bank of issue.                 subject to a penalty of $50 for each such failure unless
                                                                 your failure is due to reasonable cause and not to
Payments of dividends and patronage dividends not                willful neglect.
generally subject to backup withholding include the
following:                                                       (2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST
                                                                 PAYMENTS. - If you fail to include any portion of an
        o       Payments to nonresident aliens subject           includable payment for interest, dividends, or patronage
                to withholding under Section 1441.               dividends in gross income, such failure will be treated
                                                                 as being due to negligence and will be subject to a
        o       Payments to partnerships not engaged in          penalty of 5% on any portion of an underpayment
                a trade or business in the U.S. and              attributable to that failure unless there is clear and
                which have at least one nonresident              convincing evidence to the contrary.
                partner.
                                                                 (3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO
        o       Payments of patronage dividends where            WITHHOLDING. - If you make a false statement with no
                the amount received is not paid in               reasonable basis which results in no imposition of
                money.                                           backup withholding, you are subject to a penalty of
                                                                 $500.
        o       Payments made by certain foreign
                organizations.                                   (4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.
                                                                 -Falsifying certifications or affirmations may subject
Payments of interest not generally subject to backup             you to criminal penalties including fines and/or
withholding include the following:                               imprisonment.

        o       Payments of interest on obligations              FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT
                                                                 OR THE INTERNAL REVENUE SERVICE.

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